Filed Pursuant to Rule 424(b)(2)
                Relating to Form S-3 Registration
                     Statement No. 333-00815


                      DEVON FINANCING TRUST


                      PROSPECTUS SUPPLEMENT
              TO THE PROSPECTUS DATED MAY 13, 1997


          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                     Number of
                      Securities      Offered        Name of
   Selling Holder        Held       Securities    Broker/Dealer
                                      Offered

Greyhound Lines          2,500         2,500         McMahan Securities
TQA Vantage Fund Ltd.   39,900        39,900         McMahan Securities

           There is no special arrangement or agreement with the named broker/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Devon Energy Corporation or any of its affiliates.


           The Date of this Supplemental Prospectus is
                          May 13, 1997